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                        CHARLOTTE RUSSE HOLDING, INC.

                       1996 Long-Term Incentive Plan


    SECTION 1. PURPOSE. The purposes of the Charlotte Russe Holding, Inc. 1996 Long-Term Incentive Plan are to promote the interests of Charlotte Russe Holding, Inc., a Delaware Corporation (the "COMPANY"), and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and consultants and directors of the Company and its Affiliates; (ii) motivating such employees and consultants and directors by means of performance goals; and (iii) enabling such employees and consultants and directors to participate in the long-term growth and financial success of the Company.

    SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

    "AWARD" shall mean any Option and Stock Appreciation Right.

    "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

    "BOARD" shall mean the Board of Directors of the Company.

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    "CAUSE", with respect to any Participant, shall mean "CAUSE" as defined in such Participant's employment agreement or, in the absence of any employment agreement, (A) such Participant's continued failure substantially to perform such Participant's duties with the Company or its Affiliates (other than as a result of total or partial incapacity due to physical or mental illness or by reason of an accident while performing his duties), (B) a significant act of dishonesty, deceit or breach of fiduciary duty on such Participant's part in the performance of his duties, (C) an act or acts on such Participant's part constituting a crime involving moral turpitude or a felony under the laws of the United States or any state thereof, (D) unauthorized disclosure of information, (E) any other negligent or willful act or omission of such Participant which is significantly injurious to the Company monetarily or otherwise, (F) breach of any covenants set forth in any agreement between the Participant and the Company or (G) such participant's use of illegal drugs, abuse of other controlled substances or habitual intoxication.

    "CHANGE IN CONTROL" shall be deemed to have occurred if: (i) other than by reason of a Public Offering or series of Public Offerings, the SK Entities collectively cease to be the "BENEFICIAL OWNERS" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) and (ii) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan. A Public Offering or series of Public Offerings of more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITTEE" shall mean (a) a committee of the Board of Directors designated by the Board to administer the Plan (which, to the extent necessary to comply with or qualify under Rule 16b-3 and Section 162(m)), shall be composed of not less than the number of persons required by such Rule or such Section, each of whom is a

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"NON-EMPLOYEE DIRECTOR" within the meaning of Rule 16b-3 and an "OUTSIDE
DIRECTOR" for purposes of section 162(m)) or (b) if the Board has not so designated a committee, the Board.

     "DISABILITY" shall mean if a Participant becomes physically or mentally incapacitated and is therefore unable for a period of 6 consecutive months or for an aggregate of 6 months in any 24 consecutive month period to perform his duties to the Company or its Affiliates.

     "ELIGIBLE INDIVIDUAL" shall mean an employee or consultant and prior to a Public Offering, a director of the Company or any of its Affiliates.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the fair market value of the property or other item being valued, as determined by the Committee in good faith.

     "INCENTIVE STOCK OPTION" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "INITIAL PUBLIC OFFERING" means the first Public Offering of the Company.

     "NON-QUALIFIED STOCK OPTION" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "PARTICIPANT" shall mean any Eligible Individual selected by the Committee to receive an Award under the Plan.

     "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

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     "PLAN" shall mean this Charlotte Russe Holding, Inc. 1996 Long-Term
Incentive Plan.

     "PUBLIC OFFERING" shall mean any primary or secondary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

     "REGISTRABLE STOCK" means any Shares until (i) a registration statement covering such Shares has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement,
(ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Plan and such Shares may be resold without subsequent registration under the Securities Act.

     "RULE 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     "SECTION 162 (m)" shall mean Section 162(m) of the Code or any successor provision thereto as in effect from time to time and the rules and other authorities promulgated thereunder by the Internal Revenue Service or the Department of the Treasury.

     "SHAREHOLDERS AGREEMENT" shall mean the Securityholders Rights Agreement dated as of September 27, 1996 among the SK Equity Fund, L.P., SK Investment Fund, L.P., Bernard Zeichner and FSC Corporation, as such agreement may be amended from time to time.

     "SHARES" shall mean shares of the Common Stock, $1.00 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

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     "SK ENTITIES" means the SK Equity Fund, L.P., the SK Investment Fund,
L.P., any partner of the SK Equity Fund, L.P. or the SK Investment Fund, L.P., any Affiliate of The SK Equity Fund, L.P. and any Affiliate or any partner of The SK Equity Fund, L.P. or the SK Investment Fund, L.P. and "SK Entity" means any one of such Persons.

     "STOCK APPRECIATION RIGHT" shall mean any right granted under Section 7 of the Plan.

     "SUBSTITUTE AWARDS" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     "SUCCESSOR" shall mean the legal representative of a deceased Participant or the person or persons who acquire the right to exercise an Award pursuant to Section 13 hereof.

     "THIRD PARTY" means a prospective purchaser of Shares in an arm's length transaction from a Shareholder (as defined in the Shareholders Agreement) where such purchaser is not a Permitted Transferee (as defined in the Shareholders Agreement) of such Shareholder.

     SECTION 3. ADMINISTRATION.

     (a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the type or types of Awards to be granted; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or


                                       5

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Award made under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Eligible Individual.

     SECTION 4. SHARES AVAILABLE FOR AWARDS.

     (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 20,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no "covered employee" (as defined in Section 162(m)) may receive Awards under the Plan in any calendar year that relate to more than 2,000 Shares.

     (b) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended and (B) with respect to any Award, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m).

     (c) SUBSTITUTE AWARDS. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to Eligible Individuals who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

     (d) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. ELIGIBILITY. Any person who is at the time of grant an Eligible Individual who is not a member of the Committee shall be eligible to be designated a Participant.

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     SECTION 6.  STOCK OPTIONS.

     (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) EXERCISE PRICE. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted.

     (c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such exercise price.

     SECTION 7.  STOCK APPRECIATION RIGHTS.

     (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be

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granted, the number of Shares to be covered by each Stock Appreciation Right
Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Unless otherwise determined by the Committee, Stock Appreciation Rights shall not be exercisable earlier than six months after grant.

      (b) EXERCISE AND PAYMENT. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

      (c) OTHER TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

      SECTION 8. TERMINATION OR SUSPENSION OF SERVICE. The following provisions shall apply in the event of the Participant's termination of service as an employee or consultant or director unless


                                       9

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the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

      (a) TERMINATION OF SERVICE. If the Participant's service with the Company or its Affiliates is terminated for any reason other than for Cause or by reason of death or Disability, the Participant's right to exercise any Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the ninetieth day following such termination of service or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of service. If the Participant's service with the Company or its Affiliates is terminated by reason of death or Disability, the Participant's right to exercise any Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) one year following such termination of service or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of service. In each case, the Participant (or his estate) shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of service and shall not have been exercised. If the Participant's service with the Company or its Affiliates is terminated for Cause, the Participant's right to exercise any Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, immediately.

      (b) ACCELERATION AND EXTENSION OF EXERCISABILITY. Notwithstanding the foregoing but subject to Section 12(b) hereof, the Committee may, in its discretion, provide (A) that an Option granted to a Participant may terminate at a date earlier than that set forth above, (B) that an Option granted to a Participant not subject to Section 16 of the Exchange Act may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant's service and (C) that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

      (c)  CERTAIN REPURCHASES OF SHARES.

              (i) Notwithstanding any other provision of this Plan but subject to the provisions of the applicable Award


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          Agreement, upon the termination of a Participant's service, the
          Company may elect, at any time within one year of such termination, to require such Participant or his Successor to sell to the Company, and such Participant or such Successor shall sell, all vested Shares acquired as a result of the exercise of an Award and owned by such Participant or Successor in accordance with this Section 8(c). The price at which such Surrendered Shares (as defined in Section 8(c)(iii)) may be repurchased shall be determined as follows: (1) in the case of a repurchase arising from a termination for Cause, an amount equal to the product of (x) the lower of (A) the exercise price for the Award pursuant to which the Shares were purchased and (B) the Fair Market Value of a Share as of the date of such termination of service multiplied by (y) the number of Shares so repurchased, and (2) in the case of a repurchase arising from a termination for any reason other than Cause, an amount equal to the product of Fair Market Value of a Share as of the date of such termination of service multiplied by the number of shares repurchased.

               (ii) If the Company elects to exercise its right to require any Participant or Successor to sell Shares pursuant to this Section 8(c), the Company shall deliver written notice (a "REPURCHASE NOTICE") to such Participant or Successor to such effect.

               (iii) The Shares specified in the Repurchase Notice as being subject to repurchase (the "SURRENDERED SHARES") shall be surrendered for repurchase within ten business days of the date of such receipt of such notice (the "REPURCHASE DATE"). On the Repurchase Date, the Participant or Successor selling such Surrendered Shares (the "SELLER") shall deliver to the Company the certificate or certificates representing the Surrendered Shares owned by such Seller on such date against delivery by the Company of the repurchase amount to such Seller, which may be paid at the election of the Company, in cash or by certified check, or, in the event the Company


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          is prohibited from making payment with cash as a result of a credit agreement or debt obligation binding upon the Company or cannot make a cash payment for any other reason, by a promissory note issued by the Company (a "PAYMENT NOTE") payable to the order of the Seller. The Company shall use its best efforts to pay the repurchase amount in cash or by certified check. All certificates for Surrendered Shares shall be duly endorsed in favor of the Company by the Seller in whose name such certificate or certificates is registered or accompanied by a duly executed stock or security assignment in favor of the Company with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc. If any Seller shall fail to deliver such certificate or certificates (or evidence) to the Company within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 8(c) of the Plan and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.

               (iv) Each Payment Note shall (A) by payable to the order of the Seller, (B) be issued and dated the Repurchase Date, (C) be in a principal amount equal to the repurchase price of such Surrendered Shares and (D) mature at a stated maturity date, which maturity date shall be the later of five years after the Repurchase Date and the earliest date permitted by the Company's credit agreements and other debt obligations. Each Payment Note shall bear interest in respect of the unpaid principal amount of such Payment Note from the Repurchase Date to the maturity date thereof at a rate per annum equal to the then-current yield to maturity on United States treasury securities of comparable maturity, as determined in good faith by the Company, plus 100 basis points.


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               (v) The Company shall have the right to resell any Surrendered
          Shares received from a Seller pursuant to this Section 8(c), whether or not the applicable Repurchase Price has been paid to such Seller; PROVIDED that any such sale or other disposition by the Company of Surrendered Shares shall not relieve the Company of its obligation to pay the applicable repurchase price for such Surrendered Shares.

     SECTION 9. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, the Committee may provide in the applicable Award Agreement that, upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable and that no outstanding Stock Appreciation Right may be terminated, amended, or suspended upon or after a Change in Control.

     SECTION 10. RIGHT TO PARTICIPATE IN A SALE.

     (a) If at any time the collective shareholdings of the SK Entities is 25% or more of the outstanding common stock of the Company, an SK Entity proposes to transfer any of its Shares to a Third Party other than in a Public Offering or an open market sale pursuant to Rule 144 (a "TAG SALE"), such SK Entity shall provide written notice of such proposed Tag Sale to Participants ("TAG NOTICE"). The Tag Notice shall identify the number of Shares subject to the Tag Sale (the "NUMBER OF SHARES"), the per Share consideration for which a sale is proposed to be made (the "TAG SALE PRICE") and all other material terms and conditions of the proposed Tag Sale. Each Participant shall, as to Shares and vested Options held by it, have the right and option, exercisable as set forth below, to participate in the Tag Sale for up to the number of Shares and vested Options as constitute its Tag Pro Rata Portion of the Number of Shares, and the amount of Shares to be sold by the SK Entities in the Tag Sale shall be reduced,if necessary, to the extent Participants (as well as such other parties permitted by the Shareholders Agreement to participate) elect to participate. "TAG PRO RATA PORTION" means, with respect to each Participant that desires to participate in a Tag Sale at the time of the Tag Sale, the proportion (expressed as a percentage) that its ownership of Shares, outstanding warrants relating to Shares, and vested Options bears to all outstanding Shares, outstanding warrants relating to Shares, and vested Options owned by all shareholders who desire to participate in such Tag Sale at such time. Each eligible Participant that desires to exercise such option shall provide that SK Entities with written irrevocable notice within ten (10) days after the date the Tag Notice is given (the "TAG NOTICE PERIOD"), and shall simultaneously provide a copy of such notice to the Company and the other shareholders. Each accepting Participant shall deliver to the SK Entities the certificate or certificates representing the Shares to be sold or otherwise disposed of pursuant to such Tag Sale by such Participant, together with a limited power-of-attorney authorizing the SK Entities to sell or otherwise dispose of such Shares and Options pursuant to the terms of the Tag Sale. Delivery of such certificate or certificates representing the Shares to be sold and the limited power-of-attorney authorizing the SK Entities to sell or otherwise dispose of such Shares and Options shall constitute an irrevocable acceptance of the Tag Sale by such Participant

     (b) The per Share and per Option consideration to be paid to each accepting Participant and SK Entity participating in the Tag Sale shall be the Tag Sale Price and the Tag Sale Price minus the exercise price, respectively.

     (c) Promptly after the consummation of the sale or other disposition of Shares and Options pursuant to the Tag Sale, the SK Entities shall notify the accepting Participants thereof, shall remit to each of the accepting Participants the total consideration for the Shares and Options of such Participant sold or otherwise disposed of pursuant thereto as computed pursuant to (b) above less, to the extent that the Participants selling Shares and Options pursuant to such Tag Sale pay the expenses related to the Tag Sale of such Shares and Options, the pro rata portion of expenses related to the sale of such Shares and Options, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Participant.

     (d) If at the termination of the Tag Notice Period any eligible Participant shall not have elected to participate in the Tag Sale, such Participant will be deemed to have waived any of and all of its rights under this Section 10 with respect to the sale or other disposition of its Shares and Options pursuant to such Tag Sale. The SK Entities shall have 90 days in which to sell the applicable Shares and Options on substantially the same terms and conditions that were contained in the Tag Notice. If, at the end of such 90-day period, the SK Entities have not completed the sale of all the Shares and Options, the Sk Entities shall return to the Participants all certificates representing the Shares which such Participants delivered for sale or other disposition pursuant to this
Section 10, and all the restrictions on sale or other disposition contained in this Plan with respect to Shares and Options owned by such Participants shall again be in effect.

     (e) Notwithstanding anything contained in this Section 10, there shall be no liability on the part of the SK Entities to any Participant if the sale of Shares and Options pursuant to this Section 10 is not consummated for whatever reason. Any decision as to whether to sell Shares and Options shall be at the SK Entities' sole and absolute discretion.

     (f) Notwithstanding anything contained in this Section 10 to the contrary, all rights and obligations under this Section 10 shall expire upon the second anniversary of the Initial Public Offering.

     SECTION 11. Right to Compel Participation in Certain Sales.

     (a) At any time prior to the Initial Public Offering, if any SK Entity should sell any of its Shares to any Third Party, which sale by such Entities comprises at lease 50% of the outstanding Common Stock of the Company (a "DRAG SALE"), such SK Entity may, at its option, require any Participant holding Shares or vested Options to participate in such sale.
Such SK Entity shall provide written notice of such Drag Sale to the Participants not later than ten (10) days prior to the proposed sale ("DRAG NOTICE"). The Drag Notice shall identify the purchaser, the number of Shares subject to the Drag Sale (the "NUMBER OF SHARES"), the per Share consideration for which a sale is proposed to be made ( the "DRAG SALE PRICE") and all other material terms and conditions of the Drag Sale. Each of the Participants shall be required, as set forth below, to tender the percentage of Shares and vested Options owned by such Participant as constitutes its Drag Pro Rata Portion. "DRAG PRO RATA PORTION" means, at the time of the
Drag Sale, the proportion (expressed as a percentage) that the Shares to be sold by the SK Entities bears to all the Shares owned by the SK Entities immediately prior to such Drag Sale. Within five (5) days following the date of the Drag Notice, each of the Participants shall deliver to a representative of such SK Entity designated in the Drag Notice, the certificate or certificates representing the Shares to be


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

sold or otherwise disposed of pursuant to such sale by such Participant, together with a limited power-of-attorney authorizing the SK Entities to sell or otherwise dispose of such Shares and Options pursuant to the terms of the Drag Sale. In the event that a Participant should fail to deliver such certificate or certificates representing the shares to be sold and the limited power-of-attorney authorizing the SK Entities to sell or otherwise dispose of such Shares and Options to such Third Party, the Company shall cause the books and records of the Company to show that such Shares and Options are bound by the provisions of this Section 11 and that such Shares and Options shall be transferred to the Third Party immediately upon surrender for transfer by such Participant against payment of the per Share and per Options consideration therefor.

     (b) The per Share and per Option consideration to be paid to such SK Entity and to each Participant required to participate in the Drag Sale shall be the Drag Sale Price and the Drag Sale Price minus the exercise price, respectively.

     (c) Such SK Entities shall have 90 days from the date of the Drag Notice in which to sell the applicable Shares and Options in accordance with the terms and conditions set forth in such notice. If, within 90 after such SK Entity gives the Drag Notice, it has not completed the sale of all the Shares and Options subject to the Drag Sale, such SK Entity shall return to each Participant all certificates representing Shares that such Participant delivered for sale pursuant to this Section 11, and all the restrictions or requirements relating to sale or other disposition contained in the Plan with respect to Shares and Options owned by such Participants shall again be in effect including, without limitation this Section 11.

     (d) Promptly after the consummation of the sale of Shares pursuant to this Section 11, the SK Entities shall give notice thereof to the Participants, shall remit to each Participant which has surrendered its certificates the total consideration for the Shares and Options of such Participant sold pursuant thereto as computed pursuant to Section 11(b), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Participant.

     SECTION 12. Amendment and Termination.



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


    (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

    (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary

    (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, if applicable, no such adjustment shall be authorized to the extent such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m).

    (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration

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

of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

    SECTION 13. General Provisions.

    (a) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Any Successor shall take rights herein granted subject to the terms and conditions hereof. No transfer shall be effective to bind the Company unless such Successor shall have executed and delivered to the Company an instrument pursuant to which the Successor shall have agreed to be bound by the terms of the Plan and any applicable Award Agreement.

    (b) No Rights to Awards. No Eligible Individual, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

    (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    In addition to any other legend that may be required, each certificate for Shares that is issued to any Participant upon exercise or settlement of an Award shall bear a legend in substantially the following form:

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


                     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES
              ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE 1996 LONG-TERM INCENTIVE PLAN, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM CHARLOTTE RUSSE HOLDING, INC. OR ANY SUCCESSOR THERETO."

       If any Shares shall cease to be Registrable Stock, the Company shall, upon the written request of the Participant, issue to such Participant a new certificate evidencing such Shares without the first sentence of the above legend endorsed thereon. If any Shares cease to be subject to any restrictions on transfer set forth in this Plan, the Company shall, upon the written request of a Participant, issue to such Participant a new certificate evidencing such Shares without the second sentence of the legend required above endorsed thereon.

       (d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

       (e) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion


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

of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

       (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

       (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

       (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or as a consultant or director of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or in any other agreement between the Company or any Affiliate and the Participant.

       (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

       (i)    Restrictions on Transfer; Form S-8.

                     (i) Prior to an initial Public Offering, no Participant or holder or beneficiary of any Award may directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Shares acquired upon exercise of an Award (a "transfer"), except for transfers pursuant to Sections 10


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

          and 11 of the Plan. After an Initial Public Offering, a Participant may transfer Shares acquired upon exercise of an Award pursuant to Rule 144 (or any successor provision) of the Securities Act.

               (ii) Following the Initial Public Offering, the Company covenants to use its best efforts to register Shares to be acquired upon exercise of Options on Form S-8.

     (k) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (l) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (m) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (n) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (o) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     SECTION 14. TERM OF THE PLAN.

     (a) EFFECTIVE DATE. The Plan shall be effective as of October 1, 1996, subject to approval by the stockholders of the Company within one year thereafter.

     (b) EXPIRATION DATE. No Incentive Stock Option shall be granted under the Plan after the 10th anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.


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